Rohuma Group (Consolidated)

Provisional Balance Sheet

1-Jan -2020 to 31-Dec-2020

Liabilities	Amount In USD as at 31-Dec-2020		Assets	Amount In USD as at 31-Dec-2020	
Capital Account		**2,97,611.86**	**Fixed Assets**		**5,967.99**
Opening Balance	2,62,669.86		Office Equipments & Computers	4,527.99	
Equity Investment	34,942.00		Investment	1,440.00	
Unsecured Loans		**47,047.23**	**Current Assets**		**11,081.87**
Bank Credit Card	2,271.67		Deposit (Assets)	272.58	
Unsecured Loan	34,775.56		Loan & Advances(Assets)	-	
Expenses Payable	-		Sundry Debtors	571.03	
SBA Loan	10,000.00		Bank Accounts	4,377.90	
			Stripe	15.11	
			Cash In Hand		
Current Liabilities		**53,584.31**	TDS Receivable	5,845.25	
Duites & Taxies	2,794.65				
Provisions for Expenses	4,126.68				
Sundry Creditors	15,057.85				
Advance from Clients	23,326.99				
Loan & Advance Assets	8,278.14				
Reserv & Surplus		**(3,81,193.54)**			
Opening	(3,23,412.70)				
Profit & Loss A/c	(57,780.84)				
Total		**17,049.86**			**17,049.86**

Note : FOR INDIA BALANCE SHEET CONVERSION RATE IS 1 USD = INR 73.00

Rohuma Group (Consolidated)

Profit & Loss A/c

1-Jan -2020 to 31-Dec-2020

Particulars		Amount USD Expenditure	Particulars		Amount USD Income
Opening Stock		-	**Sales Accounts**		2,43,668.14
			Services Charges	1,74,674.73	
			Software Technical Services Charges(Non Softex)	68,993.41	
Indirect Expenses		3,03,462.75			
Salary	1,05,937.84		**Direct Income**		1,844.77
Software Service Charges Exp	1,09,193.30		Discount Received	1,844.77	
Office Rent	5,114.85				
Independent Contractor	39,266.50				
Interest on Un-secured Loan	2,000.00				
Office Exp	1,446.44				
Discount Allowed	550.67		**Indirect Income**		169.00
Deprication Charges	2,747.24		Misc Income	169.00	
Rent of Equipments	1,318.56				
Electricity Exp	913.13				
Foreign Flucation	(100.76)				
Festival Exp	142.74				
Bank Charges	1,272.52				
Stripe Payment Transfer Charges	1,055.96				
Convyance Charges	318.15				
IT Counsulting & Support Services	2,194.52				
Job Work	1,982.82				
Courier Charges	61.78				
Marketing Fees	2,000.00				
Interest on TDS	459.30				
Interest & Penalties	1,151.48				
Printing & Stationery Exp	9.59				
Professional Consultancy Charges	1,806.85				
Staff Welfare Exp	225.73				
Technolgy Counsulting Fees	20,393.70				
Telephone & Internet Expenses	209.99				
Tour & Travelling Exp	305.86				
R/o	(0.69)				
Write off	1,484.68				
Nett Loss		(57,780.84)			
Total		2,45,681.91	Total		2,45,681.91

Note : FOR INDIA BALANCE SHEET CONVERSION RATE IS 1 USD = INR 73.00